UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 18, 2008

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 18, 2008, we entered into a Fourth Amendment (the “Fourth Amendment”) to our First Amended and Restated Credit Agreement (the “Credit Agreement”) with Guaranty Bank, as administrative agent and swing line lender, and various other financial institutions.  The Fourth Amendment decreased the borrowing capacity to $500 million from $800 million and increased the applicable interest rate by up to 100 basis points and the unused commitment fee by 10 basis points, depending on the Company’s leverage ratio (as defined in the Credit Agreement).

In addition, the Fourth Amendment:

•                  Eliminated the individual quarterly interest coverage test.

•                  Modified the interest coverage ratio as follows:

The Company shall not permit the interest coverage ratio to be less than:

0.50 to 1.00 at the end of any fiscal quarter during the period from and including June 30, 2008 through and including June 30, 2009

1.00 to 1.00 at the end of fiscal quarters September 30, 2009 and December 31, 2009;

1.25 to 1.00 at the end of fiscal quarter March 31, 2010;

1.50 to 1.00 at the end of fiscal quarter June 30, 2010;

1.75 to 1.00 at the end of fiscal quarter September 30, 2010; or

2.00 to 1.00 at the end of any fiscal quarter therafter.

•                  Modified the covenant requirements to allow for alternative compliance with any of the interest coverage ratio, the “Adjusted Cash Flow Ratio” (defined as the ratio of GAAP cash flow from operations plus interest incurred to interest incurred) or a minimum liquidity requirement (as defined).

•                  Lowered the minimum tangible net worth requirement base to $500 million and modified the covenant to allow for exclusion of the cumulative amount of any deferred tax valuation allowance (not to exceed $150 million) from the calculation of tangible net worth.

•                  Amended the definition of the leverage ratio to reduce the indebtedness component for unrestricted cash in excess of $25 million (up to a maximum of $300 million).

•                  Modified the leverage ratio requirement as follows:

The Company shall not permit the leverage ratio to be greater than:

2.15 to 1.00, if the interest coverage ratio is greater than or equal to 2.00 to 1.00;

1.75 to 1.00, if the interest coverage ratio is less than 2.00 to 1.00, but greater than or equal to 1.00 to 1.00; or

1.50 to 1.00, if the interest coverage ratio is less than 1.00 to 1.00.

•                  Reduced the borrowing base advance rates by 5% to 15% for the various components and reduced the maximum amounts of certain types of real estate inventory that may be owned at any given time.

•                  Added a commitment reduction provision that requires the facility size to be reduced dollar for dollar by the amount that shareholders’ equity falls below $500 million (subject to a maximum commitment reduction of $100 million).

Consenting lenders party to the Fourth Amendment received a fee in connection therewith.

The above description is a summary and is qualified in its entirety by the terms of the Fourth Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

ITEM 2.03              CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 9.01              FINANCIAL STATEMENTS AND EXHIBITS

(d)            Exhibits

10.1          Fourth Amendment to First Amended and Restated Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 18, 2008

MERITAGE HOMES CORPORATION

	/s/	Larry W. Seay
	By:	Larry W. Seay
Executive Vice President and Chief Financial Officer